                           LONG ALDRIDGE & NORMAN LLP                EXHIBIT 5.1
                           303 Peachtree Street, N.E.
                                   Suite 5300
                             Atlanta, Georgia 30308


                                November 4, 1999



World Access, Inc.
945 E. Paces Ferry Road
Suite 2200
Atlanta, GA 30326

                  Re:      World Access, Inc.
                           Registration Statement on Form S-3

 Ladies and Gentlemen:


         We have acted as counsel to World Access, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission for the registration of certain securities of the Company owned of record by certain stockholders (the "Selling Stockholders"). Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, 473,060 shares (the "Shares") of common stock, par value $.01 per share, of the Company.


         The opinion hereinafter set forth is given to the Company pursuant to
Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no opinion is implied or to be inferred beyond such matter. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

         In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

World Access, Inc.
May 21, 1999
Page 2

         As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of an officer of the Company and a certificate of a public official. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. Because the Company is organized under, and the subject of our Opinion therefore is governed by, the General Corporation Law of the State of Delaware (the "Delaware Code"), we do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws set forth in the Delaware Code that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those described in the Registration Statement. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

         Based upon and subject to the foregoing, we are of the Opinion that:

         (1)      The Shares are validly issued, fully paid and nonassessable.


         This Opinion supercedes in its entirety our earlier Opinion dated May 21, 1999 regarding the matters discussed herein.


         We hereby consent to the filing of this letter as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            LONG ALDRIDGE & NORMAN LLP

                                            By: /s/ Thomas Wardell
                                                --------------------------------

                                                        Thomas Wardell